UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2006

Mercury Interactive Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-22350	77-0224776
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

379 North Whisman Road, Mountain View, California 94043
(Address of Principal Executive Offices)

(Registrant's Telephone Number, Including Area Code)
(650) 603-5200

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 241.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 3, 2006, Mercury Interactive Corporation (the “Company”) announced that its stock will be traded on the Pink Sheets after receiving notification from the NASDAQ Listing Qualifications Panel (the “NASDAQ Panel”) that the Company’s stock will be delisted from The NASDAQ National Market. The company will be delisted effective as of the opening of business on January 4, 2006, because the Company is not in compliance with the NASDAQ continued listing requirement set forth in Marketplace Rule 4310(c)(14). The Company expects its trading symbol to revert to MERQ effective with the move to the Pink Sheets, beginning on January 4, 2006.

The Company is committed to regaining compliance with all NASDAQ filing requirements and obtaining relisting of its common stock on NASDAQ in a timely manner. The Company was advised that the NASDAQ Panel did not believe it has the authority to grant the Company’s request to relist the Company’s common stock on an expedited basis under The NASDAQ National Market maintenance standards once the Company fulfills its filing requirement and demonstrates compliance with all other initial listing standards for The NASDAQ National Market. The Company may request that the NASDAQ Listing and Hearing Review Council review the Panel’s decision. The Company has not determined at this time whether it will request further review.

A press release dated January 3, 2006 is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

99.1 Press release dated January 3, 2006

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 3, 2006	MERCURY INTERACTIVE CORPORATION

By: /s David J. Murphy

Name: David J. Murphy
Title: Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description

99.1	Press release dated January 3, 2006